EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-50132 and 333-75014) pertaining to the 1998 Incentive Compensation Plan of BKF Capital Group, Inc. of our reports dated: January 17, 2006 — Fairmount Capital Partners, L.P. as of December 31, 2005 and for the period from April 1, 2005 (commencement of operations) to December 31, 2005, January 17, 2006 — Island Drive Partners II L.P., as of December 31, 2005, January 20, 2006 — LR Capital Partners, L.P., as of December 31, 2005 and for the period from June 1, 2005 (commencement of operations) to December 31, 2005, January 20, 2006 (with respect to Note F February 9, 2006 and February 28, 2006) — Levco Debt Opportunity Partners, L.P. as of and for the year ended December 31, 2005, January 20, 2006 (with respect to Note A February 17, 2006) — Alvarado Capital Partners, L.P., as of and for the year ended December 31, 2005, included in the Form 10-K of BKF Capital Group, Inc. for the year ended December 31, 2006 filed with the Securities and Exchange Commission.
Eisner LLP
New York, New York
February 13, 2007